Exhibit 23.2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No.2 of our report dated April 15, 2022, relating to the consolidated financial statements of ENTREPRENEUR UNIVERSE BRIGHT GROUP and its subsidiaries (collectively the “Company”), for the years ended December 31, 2021 and 2020.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong, China
January 31, 2023